PRESS RELEASE
Contact Whitestone REIT:
Suzy Taylor, Director of Investor Relations
(713) 435-2219 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR SECOND QUARTER 2013

•	Funds from Operations Core (“FFO Core”) per share grew over 13% to $0.26 compared to the prior year quarter

•	Revenue increased 35% to $14.8 million for the second quarter 2013 over prior year quarter

•	40% increase in quarterly property net operating income ("NOI")

•	Leased 207,609 square feet in the second quarter primarily with tenants that required less than 3,000 square feet

Houston, Texas, August 5, 2013 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the second quarter of 2013. Compared to the prior year, for the second quarter 2013, Revenue increased 35% to $14.8 million, Property net operating income ("NOI") increased 40%, to $9.4 million, and Funds from Operations Core (“FFO Core”) grew 13%, or $0.03 per share, to $0.26. The Company also increased its gross real estate assets by $177.4 million, or 58% since June 30, 2012, and in the second quarter 2013, leased 207,609 square feet of new and renewal space.

"We are pleased with our progress executing our strategic plan to grow and add value to our Community Centered PropertiesTM," said James C. Mastandrea, Chairman and Chief Executive Officer. "Our focus continues to be on new accretive acquisitions that can be repositioned, expanded, and leased to stabilized occupancy. Furthermore, our team is committed to executing on the redevelopment, repositioning, and leasing of our owned core properties to stabilized occupancies and lowering our overall cost of capital through judicious refinancing. With our progress in these markets and our infra-structure in place, we expect to make additional acquisitions in Houston and expand our Dallas and San Antonio portfolios, while recycling capital through the select sale of some of our legacy properties in Texas.”

Highlights: Second Quarter 2013 Compared to Second Quarter 2012

•	FFO Core increased 62%, or approximately $1.8 million, to $4.6 million.

•
FFO Core per diluted common share and unit of limited partnership interest in the Company's operating partnership ("OP unit") increased to $0.26, as compared to $0.23. FFO Core excludes acquisition expenses of $344,000 and $130,000 in the second quarter of 2013 and 2012, respectively.

•	FFO was $4.3 million, or $0.24 per diluted common share and OP unit, as compared to $2.7 million, or $0.22 per diluted common share and OP unit.

•	Property NOI increased 40% or $2.7 million to $9.4 million.

•	Net income attributable to Whitestone REIT grew 125% to $970,000, or $0.06 per diluted common share.

Mastandrea added, “Whitestone posted considerable gains in its financial and operating metrics in the second quarter, driven primarily by the $171.4 million in acquisitions completed since June 30, 2012. Performance of our real estate portfolio strengthened, with operating occupancy increasing to 87% at the end of the second quarter, from 86% at the end of the prior quarter. Our key focus areas, acquisitions, Core FFO per share growth, and leasing up our Community Centered PropertiesTM, , produced favorable results and should provide momentum into the second half of the year and beyond. We will continue to execute on our strategy of driving leasing and converting the intrinsic value embedded within our properties to net asset value.”
Second Quarter 2013 Leasing Highlights
The Company's total occupancy was 86% as of the end of the second quarter of 2013, a 2% improvement from the quarter ended March 31, 2013 and a 1% decrease from second quarter of 2012.
The occupancy of Whitestone's Operating Portfolio was 87% as of June 30, 2013, up 1% from the quarter ended March 31, 2013 and the same as the second quarter 2012. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and properties that are undergoing significant redevelopment or re-tenanting.
The Company signed 87 new and renewal leases, primarily with tenants that required less than 3,000 square feet, representing 207,609 square feet during the second quarter of 2013. The Company also added 205 new tenants to its roster since June 30, 2012.
Community Centered PropertiesTM Portfolio Statistics
As of June 30, 2013, Whitestone owned 55 Community Centered PropertiesTM with approximately 4.6 million square feet of gross leasable area, including four development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.
The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of June 30, 2013, provided a 63% premium rental rate compared to Whitestone's larger space tenants. As of June 30, 2013, the Company serviced approximately 1,200 tenants throughout its portfolio.  No single tenant accounted for more than 1.6% of the Company's annualized base rental revenues as of June 30, 2013.
Balance Sheet
Undepreciated real estate assets as of June 30, 2013 of $481.9 million increased 58%, or $177.4 million, as compared to June 30, 2012.
Whitestone had 27 properties unencumbered by mortgage debt as of June 30, 2013, with an undepreciated cost basis of $256.3 million. The total undepreciated value of the Company's real estate assets was $481.9 million and $304.5 million as of June 30, 2013 and 2012, respectively. As of June 30, 2013, $165.7 million, or approximately 62%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the second quarter was 3.8% per annum. Real estate debt as a percentage of total market capitalization was 48% as of June 30, 2013 as compared to 43% as of June 30, 2012.
On May 31, 2013, the Company refinanced a maturing mortgage on its Pinnacle Of Scottsdale property and entered into a $20.2 million Commercial Mortgage Backed Security loan. The loan is non-recourse and has a principal balance of $20.2 million, at a fixed interest rate of 4.3%, two years of interest only payments followed by a 30-year amortization schedule until maturity at July 6, 2023. Proceeds from this loan were used to payoff the Company's $14.1 million promissory note that accrued interest at a fixed interest rate of 5.7% which matured on June 1, 2013, and the remainder was used for working capital purposes.

On June 19, 2013, Whitestone entered into five equity distribution agreements whereby the Company can issue and sell up to $50 million of its common shares. Actual sales will depend on a variety of items, including but not limited to, market conditions, the trading price of the Company's common shares, its capital needs and the Company's determination of the appropriate sources of funding. Transactions that occur will be deemed to be “at-the-market” offerings. The Company has no obligation to sell any of its common shares, and could at any time suspend offers under the agreements or terminate the agreements. As of June 30, 2013, there were no common shares sold under the equity distribution program.

Dividend

The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2013, paid or to be paid in three equal installments of $0.095 in July, August, and September 2013. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

Supplemental Financial Information
Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.
Webcast and Conference Call
The Company will host a webcast and conference call for investors and other interested parties on Tuesday, August 6, 2013 at 11:30 A.M (Eastern Time). The call will be hosted by James Mastandrea, Chairman and Chief Executive Officer, and David

Holeman, Chief Financial Officer. Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(877) 723-9523 for domestic participants or 1-(719) 325-4770 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through August 20, 2013, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the pass code 5855879. Additionally, a replay of the call will be available on the Company's website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the second quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2219.
About Whitestone REIT
Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value creation in its community centers, as it markets, leases and manages its centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented, smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, casual dining, and convenience services. The largest of its approximately 1,200 tenants comprised less than 1.6% of its annualized base rental revenues as of June 30, 2013. Founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings with the Securities and Exchange Commission, news releases, financial reports and investor newsletters.
Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.
The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.
FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.
Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.
FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, extraordinary non-recurring expenses, such as those incurred in connection with the relocation agreement entered into with the Company's Chief Executive Officer, legal settlements, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.
NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$481,939	$409,669
Accumulated depreciation	(59,569)	(53,920)
Total real estate assets	422,370	355,749
Cash and cash equivalents	6,020	6,544
Marketable securities	912	1,403
Escrows and acquisition deposits	5,396	6,672
Accrued rents and accounts receivable, net of allowance for doubtful accounts	8,850	7,947
Related party receivable	—	652
Unamortized lease commissions and loan costs	5,079	4,160
Prepaid expenses and other assets	2,864	2,244
Total assets	$451,491	$385,371

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$266,401	$190,608
Accounts payable and accrued expenses	10,489	13,824
Tenants' security deposits	3,348	3,024
Dividends and distributions payable	5,028	5,028
Total liabilities	285,266	212,484
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2013 and December 31, 2012	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 17,052,980 and 16,943,098 issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	17	16
Additional paid-in capital	225,916	224,237
Accumulated other comprehensive gain (loss)	290	(392)
Accumulated deficit	(65,555)	(57,830)
Total Whitestone REIT shareholders' equity	160,668	166,031
Noncontrolling interest in subsidiary	5,557	6,856
Total equity	166,225	172,887
Total liabilities and equity	$451,491	$385,371

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Property revenues
Rental revenues	$11,812	$8,523	$22,813	$16,651
Other revenues	2,983	2,464	5,851	4,762
Total property revenues	14,795	10,987	28,664	21,413

Property expenses
Property operation and maintenance	3,348	2,759	6,413	5,111
Real estate taxes	2,012	1,503	3,810	2,813
Total property expenses	5,360	4,262	10,223	7,924

Other expenses (income)
General and administrative	2,516	1,863	4,960	3,504
Depreciation and amortization	3,260	2,290	6,333	4,573
Interest expense	2,613	2,107	5,062	4,080
Interest, dividend and other investment income	(69)	(83)	(88)	(153)
Total other expense	8,320	6,177	16,267	12,004

Income before loss on sale or disposal of assets and income taxes	1,115	548	2,174	1,485

Provision for income taxes	(72)	(70)	(137)	(135)
Loss on sale or disposal of assets	(40)	(16)	(48)	(28)

Net income	1,003	462	1,989	1,322

Less: Net income attributable to noncontrolling interests	33	31	70	98

Net income attributable to Whitestone REIT	$970	$431	$1,919	$1,224

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.06	$0.04	$0.11	$0.10

Weighted average number of common shares outstanding:
Basic	16,891	11,746	16,855	11,685
Diluted	17,111	11,754	17,073	11,696

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income

Net income	$1,003	$462	$1,989	$1,322

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	761	—	493	—
Unrealized gain (loss) on available-for-sale marketable securities	(88)	33	215	799

Comprehensive income	1,676	495	2,697	2,121

Less: Comprehensive income attributable to noncontrolling interests	57	30	95	157

Comprehensive income attributable to Whitestone REIT	$1,619	$465	$2,602	$1,964

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities:
Net income	$1,989	$1,322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,333	4,573
Amortization of deferred loan costs	554	634
Amortization of notes payable discount	299	—
Gain on sale of marketable securities	(41)	(32)
Loss on sale or disposal of assets	48	28
Bad debt expense	715	358
Share-based compensation	667	266
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,619	1,229
Accrued rents and accounts receivable	(966)	(1,064)
Unamortized lease commissions	(517)	(600)
Prepaid expenses and other assets	246	298
Accounts payable and accrued expenses	(2,990)	(1,917)
Tenants' security deposits	324	161
Net cash provided by operating activities	8,280	5,256

Cash flows from investing activities:
Acquisitions of real estate	(58,403)	(6,400)
Additions to real estate	(2,476)	(6,465)
Investments in marketable securities	—	(750)
Proceeds from sales of marketable securities	747	3,926
Net cash used in investing activities	(60,132)	(9,689)

Cash flows from financing activities:
Distributions paid to common shareholders	(9,639)	(6,684)
Distributions paid to OP unit holders	(363)	(559)
Payments of exchange offer costs	(23)	(306)
Proceeds from notes payable	20,200	13,156
Proceeds from revolving credit facility, net	58,400	—
Repayments of notes payable	(15,844)	(1,819)
Payments of loan origination costs	(1,403)	(1,187)
Net cash provided by financing activities	51,328	2,601

Net decrease in cash and cash equivalents	(524)	(1,832)
Cash and cash equivalents at beginning of period	6,544	5,695
Cash and cash equivalents at end of period	$6,020	$3,863

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2013	2012
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,597	$3,375
Cash paid for taxes	$237	$225
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$185	$523
Financed insurance premiums	$883	$780
Value of shares issued under dividend reinvestment plan	$47	$45
Debt assumed with acquisitions of real estate	$11,100	$—
Interest supplement assumed with acquisition of real estate	$932	$—
Accrued offering costs	$13	$28
Value of common shares exchanged for OP units	$1,056	$6,224
Change in fair value of available-for-sale securities	$215	$799
Change in fair value of cash flow hedge	$493	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$970	$431	$1,919	$1,224
Depreciation and amortization of real estate assets	3,239	2,254	6,289	4,503
Loss on disposal of assets	40	16	48	28
Net income attributable to noncontrolling interests	33	31	70	98
FFO	4,282	2,732	8,326	5,853

Acquisition costs	344	130	482	194
Legal settlement	—	—	—	(131)
FFO Core	$4,626	$2,862	$8,808	$5,916

FFO PER SHARE AND OP UNIT:
Numerator:
FFO	$4,282	$2,732	$8,326	$5,853
Distributions paid on unvested restricted common shares	(11)	(2)	(22)	(6)
FFO excluding amounts attributable to unvested restricted common shares	$4,271	$2,730	$8,304	$5,847
FFO Core excluding amounts attributable to unvested restricted common shares	$4,615	$2,860	$8,786	$5,910

Denominator:
Weighted average number of total common shares - basic	16,891	11,746	16,855	11,685
Weighted average number of total noncontrolling OP units - basic	586	882	619	937
Weighted average number of total commons shares and noncontrolling OP units - basic	17,477	12,628	17,474	12,622

Effect of dilutive securities:
Unvested restricted shares	220	8	218	11
Weighted average number of total common shares and noncontrolling OP units - dilutive	17,697	12,636	17,692	12,633

FFO per common share and OP unit - basic	$0.24	$0.22	$0.48	$0.46
FFO per common share and OP unit - diluted	$0.24	$0.22	$0.47	$0.46

FFO Core per common share and OP unit - basic	$0.26	$0.23	$0.50	$0.47
FFO Core per common share and OP unit - diluted	$0.26	$0.23	$0.50	$0.47

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$970	$431	$1,919	$1,224
General and administrative expenses	2,516	1,863	4,960	3,504
Depreciation and amortization	3,260	2,290	6,333	4,573
Interest expense	2,613	2,107	5,062	4,080
Interest, dividend and other investment income	(69)	(83)	(88)	(153)
Provision for income taxes	72	70	137	135
Loss on disposal of assets	40	16	48	28
Net income attributable to noncontrolling interests	33	31	70	98
NOI	$9,435	$6,725	$18,441	$13,489